Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

September 10, 2009

(949) 451-3800	C 12305-00149

(949) 451-4220

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

Re:	Callaway Golf Company
Registration	Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Callaway Golf Company, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the resale of 1,400,000 shares of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and 19,858,160 shares of the Company’s common stock, par value $0.01 per share, into which the Preferred Stock is convertible (the “Common Stock”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and the certificates of the officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that: (i) the Preferred Stock has been validly issued and is fully paid and non-assessable; and (ii) the Common Stock, when issued upon conversion of the Preferred Stock in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and non-assessable.

Callaway Golf Company

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP